Exhibit 10.2

SECURITIES PURCHASE

AGREEMENT

Dated as of November 16, 2009

by and among

AMBIENT CORPORATION

and

VICIS CAPITAL MASTER FUND

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT dated as of November 16, 2009 (this “Agreement”) by and among Ambient Corporation, a Delaware corporation (the “Company”) and Vicis Capital Master Fund, a series of the Vicis Capital Master Trust, a trust formed under the laws of the Cayman Islands (“Vicis” or the “Purchaser”).

WHEREAS, the Company wishes to undertake a financing, and pursuant to the terms and conditions of this Agreement, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to acquire from the Company, up to 20,000,000 shares (the “Acquired Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and Series G Warrants to purchase 20,000,000 shares of Common Stock in the Form of Exhibit A attached hereto (a “Series G Warrant”, and the shares of Common Stock issuable upon exercise thereof, the “Warrant Shares”, together with the Acquired Shares, collectively, the “Securities”).

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SECURITIES

Section 1.1

Purchase and Sale of Securities.  Upon the following terms and conditions, the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company, the Securities, in exchange for $3,000,000 (the “Purchase Price”).  The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

Section 1.2

Holdback; Release.

(a)

As soon as reasonably practicable after the date hereof but in no event later than the fifth business day thereafter, the Purchaser shall deposit an amount equal to the Purchase Price (together with any interest accruing thereon, the “Holdback Amount”) into the account indentified on Schedule 1.2(a) hereto (the “Holdback Account”) until such time as funds may be released from the Holdback Account pursuant to the terms of this Section 1.2.  Any and all withdrawals from the Holdback Account shall require dual signatures, one signature being that of an officer of the Company and one signature being that of a duly authorized representative of the Purchaser.

(b)

Upon the Company’s written certification to the Purchaser that its Available Cash (as defined below) is less than $1.5 million (each such instance being a “Release Condition”), the Company shall be entitled to receive from the Holdback Amount the sum of $500,000 (a “Release Amount”) and the Purchaser shall be entitled to the issuance of 3,333,333 of the Acquired Shares and a Series G Warrant for a corresponding number of shares of

Common Stock (collectively, a “Tranche of Securities”). As used herein, the term “Available Cash” shall mean the aggregate amount of all immediately available funds that the Company has access to in bank accounts in its name.  As soon as reasonably practicable after the Company provides such written certification to the Purchaser that a Release Condition exists, but in any event within five (5) business days thereafter, the Purchaser shall cooperate with the Company to transfer a Release Amount to another account identified by the Company, and the Company shall issue and deliver to the Purchaser a Tranche of Securities.

(c)

Notwithstanding anything to the contrary contained herein, if funds remain in the Holdback Account after 5:00 p.m. Eastern Time on June 30, 2011 (the “Holdback Account Termination Time”), and the Purchaser and Company have not mutually agreed to extend such Holdback Account Termination Time to a later time, upon written notice to the Company, the Purchaser shall be entitled to the return of the full amount of the Holdback Amount then remaining in the Holdback Account.  As soon as reasonably practicable after the Purchaser provides such notice to the Company, but in any event within five (5) business days thereafter, the Company shall cooperate with the Purchaser to transfer the remaining Holdback Amount to another account identified by the Purchaser.

(d)

Each of the parties hereto acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Section 1.2 were not performed by the Company, on the one hand, or the Purchaser on the other hand, in accordance with the terms hereof or were otherwise breached by the Company, on the one hand, or the Purchaser on the other hand. The parties further agree that the Purchaser or the Company, as the case may be, shall be entitled to an injunction or injunctions to prevent breaches of the provisions hereof and to compel specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 1.3

Company Security Agreement.  All of the obligations of the Company under the Transaction Documents shall be secured by a lien on all the personal property and assets of the Company now existing or hereinafter acquired granted pursuant to that certain Pledged Collateral Account Control Agreement, dated of even date herewith (the “Account Control Agreement”) in the form attached hereto as Exhibit B, the Security Agreement dated July 31, 2007 between the Company and Vicis, as agent for the secured parties identified therein (“Security Agreement”), which, except for Permitted Liens (as hereinafter defined), shall be a first lien.  The parties acknowledge and agree that the term “Obligations” as defined in the Security Agreement includes all of the obligations of the Company to the Purchaser, including without limitation, those obligations of the Company under the Transaction Documents.  The parties further acknowledge and agree that the term “Collateral” as defined in the Security Agreement includes the Holdback Amount.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1

Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of each date Securities are issued to the Purchaser hereunder (each a “Closing Date”) (except as set forth on the Schedule of Exceptions delivered to the Purchaser with each numbered Schedule corresponding to the section number herein or in the Commission Documents (as defined below), as follows:

(a)

Organization, Good Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware  and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  The Company does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect.  For the purposes of this Agreement, “Material Adverse Effect” means (i) any material adverse effect on the business, operations, properties, or financial condition of the Company or its Subsidiaries; (ii) any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to timely perform any of its obligations under this Agreement in any material respect; (iii) any material adverse effect on the legality, validity or enforceability of any Transaction Documents.  No proceeding or action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification

(b)

Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Series G Warrant, the Account Control Agreement, the Registration Rights Agreement of even date herewith between the parties in the form of Exhibit C attached hereto (the “Registration Rights Agreement”), the Irrevocable Transfer Agent Instructions (as defined in Section 5.1 hereof), and each of the other agreements or instruments entered into, or delivered, by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby, including, without limitation, the issuance of the Securities, have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or stockholders is required.  When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)

Capitalization.  The authorized capital stock of the Company, the number of shares of such capital stock issued and outstanding, and the number of shares of capital stock reserved for issuance upon the exercise or conversion of all outstanding warrants, stock options, and other securities issued by the Company, as of the date hereof, are set forth on Schedule 2.1(c) hereto.  All of the outstanding shares of the Common Stock and each other outstanding security of the Company have been duly and validly authorized and validly issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom.  No shares of Common Stock or any other security of the Company are entitled to preemptive rights, registration rights, rights of first refusal or similar rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company.  Furthermore, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into, or exercisable or exchangeable for, shares of capital stock of the Company.  The Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities.  The Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.  (i) There are no outstanding debt securities, or other form of material debt of the Company, (ii) there are no contracts, commitments, understandings, agreements or arrangements under which the Company is required to register the sale of any of their securities under the Securities Act, (iii) there are no outstanding securities of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Company is or may become bound to redeem a security of the Company, and (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.  Any Person (defined below) with any right to purchase securities of the Company that would be triggered as a result of the transactions contemplated hereby or by any of the other Transaction Documents has irrevocably waived all such rights or the time for the exercise of such rights has passed.  There are no options, warrants or other outstanding securities of the Company (including, without limitation, any equity securities issued pursuant to any Company Plan) the vesting of which will be accelerated by the transactions contemplated hereby or by any of the other Transaction Documents.  None of the transactions contemplated by this Agreement or by any of the other Transaction Documents shall cause, directly or indirectly, the acceleration of vesting of any options issued pursuant the Company’s stock option plans.   The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  For purposes of this Agreement, “Person” shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.  The parties agree that for purposes of this Section 2.1(c), only matters disclosed on Schedule 2.1(c) will be deemed disclosed for purposes of this Agreement, notwithstanding the fact such matter may be also disclosed in a Commission Document.

(d)

Issuance of Securities.  The Securities to be issued at each Closing have been duly authorized by all necessary corporate action. When paid for or issued in accordance with the terms hereof, the Securities shall be, validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind.  When the Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the applicable warrant, as the case may be, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)

No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the  Series G Warrant, and the consummation by the Company of the transactions contemplated hereby and thereby, (including, without limitation, the reservation for issuance of the Warrant Shares and the issuance of the Securities as contemplated hereby) do not and will not (i) violate or conflict with any provision of the Company’s Certificate of Incorporation (the “Certificate”) or Bylaws (the “Bylaws”), each as amended to date, or any certificate of designations, preferences or rights of any series of preferred stock of the Company; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of each trading market on which the Common Stock of the Company is listed, quoted or traded on the date hereof (each a “Trading Market”) applicable to the Company or by which any property or asset of the Company are bound or affected, except, with respect to clauses (ii) and (iii) above for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect (excluding with respect to federal securities laws ).  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization, or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required under the Exchange Act (as hereinafter defined) to disclose the existence of the transactions contemplated by this Agreement, (ii) the filing of a registration statement pursuant to the Registration Rights Agreement, (iii) application(s) to each applicable Trading Market for the listing of the Warrant Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.  The Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(f)

Commission Documents, Financial Statements.  The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company, for the two years preceding the date hereof, has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act.  At the times of their respective filings, all of the aforementioned reports, schedules, forms, statements and other documents required to be filed by it with the Commission, including, without limitation, the Form 10-K for the fiscal year ended December 31, 2008 (the “Form 10-K” and, together with the Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2009, and June 30, 2009, and the Current Reports on Forms 8-K filed on each of July 2, 2009, and September 11, 2009, the “Commission Documents”) complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Each registration statement and any amendment thereto filed by the Company during the two years preceding the date hereof pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission.  Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or year-end adjustments or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)

Subsidiaries. The Company has no subsidiaries other than Insulated Connections Corporation Limited (the “Subsidiary”).  The Subsidiary currently has no assets and is not currently conducting operations of any kind (business or otherwise), and since January 1, 2001, has not conducted any such operations.  All of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable.  There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Subsidiary for the purchase or acquisition of any shares of capital stock of the Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock.  Neither the Company nor the Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of the Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence.  Neither the Company nor the Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Subsidiary.

(h)

No Material Adverse Change.  Since December 31, 2008, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed in the Commission Documents.

(i)

No Undisclosed Liabilities.  The Company has not incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s business or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(j)

No Undisclosed Events or Circumstances.  Since December 31, 2008, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, which, under Exchange Act, Securities Act, or rules or regulations of any Trading Market, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k)

Indebtedness.  Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company, or Indebtedness for which the Company has commitments, unless previously disclosed in the Commission Documents.  For the purposes of this Agreement, “Indebtedness” shall mean (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.  For the purposes of this Agreement, “Contingent Obligation” shall mean, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.  The Company is not in violation of any term of any agreement relating to, or in default with respect to, any Indebtedness, except any such violations or defaults as, individually or in the aggregate, would not have a Material Adverse Effect.  The Company is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

(l)

Title to Assets.  The Company has good and valid title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances (“Liens”).  Any Permitted Liens do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property.  Any leases of the Company are valid and subsisting and in full force and effect with which the Company is in compliance.

(m)

Actions Pending.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Common Stock or the Company, any Subsidiary or any of their respective officers, directors or properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority  (federal, state, county, local or foreign) or Trading Market  (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  To the Company’s knowledge, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its properties or assets, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(n)

Compliance.

(i)

Neither the Company nor the Subsidiary (A) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (B) is in violation of any order of any court, arbitrator or governmental body, or (C) is in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.

(ii)

The business of the Company has been and is presently being conducted in accordance with all applicable foreign, federal, state and local governmental laws, rules, regulations and ordinances (including, without limitation, the rules and regulations of applicable communications and energy regulatory authorities), except such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect.  The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any of the foregoing.

(o)

Taxes.  The Company has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and which are not currently due and payable.  None of the federal income tax returns of the Company have been audited by the Internal Revenue Service.  The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.

(p)

Certain Fees.  The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.  The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section incurred by the Company that may be due in connection with the transactions contemplated by this Agreement.  The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any claim for any such fees created or incurred by the Company.

(q)

Disclosure.  The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. Neither the representations and warranties contained in Section 2.1 of this Agreement or the Schedules hereto nor any other documents, certificates, instruments or other information furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r)

Intellectual Property.  The Company and its Subsidiaries own or possess the rights to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted (collectively, the “Intellectual Property Rights”) without any conflict with the rights of others, except any failures as, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable measures to protect the value of the Intellectual Property Rights.

(s)

Environmental Compliance.  The Company has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any  Environmental Laws.  “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.  Except for such instances as would not individually or in the aggregate have a Material Adverse Effect and to the knowledge of the Company, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(t)

Books and Records; Internal Accounting and Disclosure Controls.  The records and documents of the Company accurately reflect in all material respects the information relating to the business of the Company, the location of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.  The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(c) of Regulation S-B under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with United States GAAP and the applicable requirements of the Exchange Act.

(u)

Material Agreements.  Except for the Transaction Documents (with respect to clause (i) only), as disclosed in the Commission Documents or as set forth on Schedule 2.1(u) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company has performed all obligations required to be performed by it to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the “Material Agreements”), (ii) the Company has not received any notice of default under any Material Agreement, (iii) the Company is not in default under any Material Agreement now in effect, and no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give the Company or any other entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Agreement, (iv) each Material Agreement is in full force and effect and is valid and enforceable in accordance with its terms.

(v)

Transactions with Affiliates.  There are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any of its customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any person owning at least 5% of the outstanding capital stock of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

(w)

Securities Act of 1933.  Based in material part upon the representations herein of the Purchaser, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder (except in the case of state securities laws, for any failures to comply that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect).  Assuming the accuracy of the representations and warranties in Section 2.2 hereof, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the

Purchaser as is contemplated hereby. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any Person, or has taken or will take any action so as to either (i) bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act or  applicable state securities laws, or (ii) trigger shareholder approval provisions under the rules or regulations of any Trading Market.  Neither the Company nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(x)

Employees.  The Company is not a party to any collective bargaining arrangements or agreements covering any of its employees, nor does it employ any member of a union.  The Company does not have any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company required to be disclosed in the Commission Documents that is not so disclosed. Neither the Company, nor any employee to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant.  The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  No officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(y)

Absence of Certain Developments.  Since December 31, 2008, the Company has not:

(i)

issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto, except pursuant to the exercise or conversion of securities outstanding as of such date;

(ii)

borrowed any amount in excess of $100,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company;

(iii)

discharged or satisfied any lien or encumbrance in excess of $100,000 or paid any obligation or liability (absolute or contingent) in excess of $100,000, other than current liabilities paid in the ordinary course of business;

(iv)

declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

(v)

sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $100,000, except in the ordinary course of business;

(vi)

sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $100,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchaser or their representatives;

(vii)

suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii)

made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix)

made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(x)

entered into any material transaction, whether or not in the ordinary course of business which has not been disclosed in the Commission Documents;

(xi)

made charitable contributions or pledges in excess of $10,000;

(xii)

suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii)

experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv)

altered its method of accounting;

(xv)

issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans;

(xvi)

taken any steps to seek protection pursuant to any bankruptcy or similar law; or

(xvii)

entered into an agreement, written or otherwise, to take any of the foregoing actions.

(z)

Investment Company Act Status.  The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company”, an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(aa)

ERISA.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company which is or would be materially adverse to the Company.  The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchaser, or any person or entity that owns a beneficial interest in any of the Purchaser, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met.  As used in this Section 2.1(aa), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in Section 414(b) or (c) of the Code.

(bb)

No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act in a manner that would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.  The Company does not have any registration statement pending before the Commission or currently under the Commission’s review.  Since December 1, 2006, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(cc)

Sarbanes-Oxley Act.  The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and presently applicable to the Company and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness and applicability of such provisions with respect to the Company.

(dd)

Dilutive Effect.  The Company understands and acknowledges that its obligation to issue the Warrant Shares upon the exercise of the Series G Warrant and the

Amended Vicis Warrants in accordance with this Agreement and the applicable warrant, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(ee)

DTC Status.  The Company’s current transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.

(ff)

Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage of at least $10 million.  To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(gg)

Solvency.  After giving effect to the transactions contemplated hereby, the Company will not be Insolvent (as hereinafter defined). For purposes of this Agreement, “Insolvent” means (i) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (ii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iii) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date hereof nor does it have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or similar proceedings or any knowledge of any fact which would reasonably lead a creditor to do so.

(hh)

Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such maintenance requirements.

(ii)

Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchaser’ ownership of the Securities.

(jj)

Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(kk)

Off-Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ll)

Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities.

(mm)

Inventory.  All inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value on the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2008.  The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company.

(nn)

No Disagreements with Accountants. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company.

Section 2.2

Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company as follows as of the date hereof and as of each Closing Date:

(a)

Organization and Standing of the Purchaser.  The Purchaser is a trust organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)

Authorization and Power.  The Purchaser has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to purchase the Securities being sold to it hereunder.  The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action, and no further consent or authorization of the Purchaser is required.  When executed and delivered by the Purchaser, the other Transaction Documents shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)

No Conflict.  The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of the Purchaser’s charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party or by which the Purchaser’s respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser are bound or affected, except, in all cases, other than violations pursuant to clauses (ii) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect the Purchaser’s ability to perform its obligations under the Transaction Documents.

(d)

Acquisition for Investment.  The Purchaser is purchasing the Securities solely for its own account and not with a view to, or for sale in connection with, public sale or distribution thereof.  The Purchaser does not have a present intention to sell the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution thereof to or through any person or entity; provided, however, that by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of it at any time in accordance with federal and state securities laws applicable to such disposition.  The Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation.  The Purchaser understands that its investment in the Securities involves a high degree of risk.

(e)

Rule 144.  The Purchaser understands that the Securities must be held indefinitely unless they are registered under the Securities Act or an exemption from registration is available.  The Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances.  The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell the Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(f)

General.  The Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Securities.  The Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(g)

No General Solicitation.  The Purchaser acknowledges that the Securities were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, Internet website or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications.  The Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and its advisors.

(h)

Accredited Investor.  The Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and the Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and the Purchaser is not a broker-dealer.  The Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(i)

Certain Fees.  The Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(j)

No Trading.  Commencing on the date that the Purchaser was initially contacted regarding an investment in the Securities, the Purchaser has not engaged in any short sale of the Common Stock and will not engage in any short sale of the Common Stock prior to the date that is thirty (30) days following the date that the transactions contemplated by this Agreement are announced pursuant to Section 3.10 hereof.

(k)

Due Diligence. The Purchaser hereby represents that, in connection with the Purchaser’s investment or the Purchaser’s decision to purchase the Securities, the Purchaser has not relied on any statement or representation of any Person, including any such statement or representation by the Company or any of its controlling Persons, officers, directors, partners, agents and employees or any of its respective attorneys, except as specifically set forth herein..

ARTICLE III

COVENANTS

For so long as any of the Securities are outstanding, the Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and their respective permitted assignees.

Section 3.1

Securities Compliance.  The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser, or their subsequent holders.

Section 3.2

Registration and Listing.  The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein.  The Company will take all action necessary to continue the listing or trading of its Common Stock on the Trading Market, and as soon as reasonably practicable following the Closing to list all of the Acquired Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Acquired Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Acquired Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.  Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Acquired Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.  Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with the issuer requirements of Rule 144.

Section 3.3

Inspection Rights.  Provided the same would not be in violation of Regulation FD, the Company shall permit, during normal business hours and upon reasonable request and reasonable notice, the Purchaser or any employees, agents or representatives thereof, so long as the Purchaser shall beneficially own any Acquired Shares or Warrant Shares, for purposes reasonably related to the Purchaser’s interests as a stockholder, to examine the publicly available, non-confidential records and books of account of, and visit and inspect the properties, assets, operations and business of the Company, and to discuss the publicly available, non-confidential affairs, finances and accounts of the Company with any of its officers, consultants, directors and key employees.  Nothing contained herein shall be construed to limit any rights which a holder of any Securities may otherwise have with respect to the books and records of the Company and its subsidiaries, to inspect its properties or to discuss its affairs, finances and accounts.

Section 3.4

Compliance with Laws.  The Company shall and shall cause each of its subsidiaries to duly comply in all material respects with any material laws, ordinances, rules and regulations of any foreign, federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of their respective businesses, properties or assets.

Section 3.5

Keeping of Records and Books of Account.  The Company shall keep adequate records and books of account, in which full, true and complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.6

Reporting Requirements.  If the Commission ceases making the Company’s periodic reports available via the Internet without charge, then the Company shall furnish the following to the Purchaser so long as the Purchaser shall beneficially own Acquired Shares or Warrant Shares:

(a)

Quarterly Reports filed with the Commission on Form 10-Q as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

(b)

Annual Reports filed with the Commission on Form 10-K as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

(c)

Copies of all notices, information and proxy statements in connection with any meetings that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.7

Other Agreements.  The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company under any Transaction Document.

Section 3.8

Use of Proceeds.  The net proceeds from the sale of the Securities hereunder shall be used by the Company for working capital, general corporate purposes and  the funding of the Company’s strategic initiatives and not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

Section 3.9

Reporting Status.  For so long as a Purchaser beneficially owns any of the Securities, and until such time as all the Securities are saleable by the Purchaser under Rule 144 under the Securities Act without regard to volume and manner of sale limitations, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.  As long as the Purchaser owns Securities, the Company will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144 or any successor rule such information as is required for the Purchaser to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 3.10

Disclosure of Transaction.  The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) on the date hereof; provided, however, that if this Agreement is executed after 4:00 P.M. Eastern Time on any Trading Day, the Company shall issue the Press Release no later than 9:00 A.M. Eastern Time on the first Trading Day following the date hereof.  The Company shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, but in no event more than two (2) Trading Days following such date, which Press Release and Form 8-K shall be subject to prior review and reasonable comment by the Purchaser.  “Trading Day” means any day during which the principal exchange on which the Common Stock is traded shall be open for trading.

Section 3.11

Disclosure of Material Information.  The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 3.12

Pledge of Securities.  The Company acknowledges that the Securities may be pledged by the Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Purchaser effecting a pledge of the Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that the Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of the Securities to such pledgee. At the Purchaser’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

Section 3.13

[Intentionally Omitted].

Section 3.14

[Intentionally Omitted].

Section 3.15

Reservation of Shares.  So long as any portion of the Series G Warrant remains outstanding, the Company shall take all action necessary to at all times have authorized and reserved solely for the purpose of issuance of the Warrant Shares, one hundred percent (100%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Warrant Shares

Section 3.16

Subsequent Financings.

(a)

For a period of one (1) year following the Closing Date, the Company covenants and agrees to promptly notify (in no event later than five (5) days after making or receiving an applicable offer) in writing (a “Rights Notice”) the Purchaser of the terms and conditions of any proposed private offer or sale to, or exchange with (or other type of distribution to) any third party (a “Subsequent Financing”), of Common Stock or any debt or equity securities convertible, exercisable or exchangeable into Common Stock; provided, however, prior to delivering a Rights Notice to the Purchaser, the Company shall first deliver to the Purchaser a written notice of the Company’s intention to effect a Subsequent Financing (“Pre-Notice”) within three (3) Trading Days of making or receiving an applicable offer, which Pre-Notice shall ask the Purchaser if it wants to review the details of such financing.  The Purchaser must notify the Company within three (3) Trading Days of receipt of the Pre-Notice that the Purchaser elects to review the details of such financing (“Pre-Notice Acceptance”).  Upon the Company’s receipt of a Pre-Notice Acceptance, and only upon the Company’s receipt of a Pre-Notice Acceptance, the Company shall promptly, but no later than two (2) Trading Days after such receipt, deliver a Rights Notice to the Purchaser.  The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the names and investment amounts of all investors participating in the Subsequent Financing, the proposed closing date of the Subsequent Financing, which shall be within twenty (20) calendar days from the date of the Rights Notice, and all of the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith.  The Rights Notice shall provide the Purchaser an option (the “Rights Option”) during the five (5) Trading Days following delivery of the Rights Notice (the “Option Period”) to inform the Company whether the Purchaser will purchase all or a portion of the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing.  For the avoidance of doubt, the Purchaser may elect to participate in up to 100% of the Subsequent Financing.  Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the Purchase Price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing.  If the Company does not receive notice of exercise of the Rights Option from the Purchaser within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with a third party; provided that all of the material terms and conditions of the closing are the same as those provided to the Purchaser in the Rights Notice.  If the closing of the proposed Subsequent Financing does not occur within five (5) Trading Days of that date, any closing of the contemplated Subsequent Financing or any other

Subsequent Financing shall be subject to all of the provisions of this Section 3.16(a), including, without limitation, the delivery of a new Rights Notice.  The provisions of this Section 3.16(a) shall not apply to issuances of securities in a Permitted Financing.

(b)

For purposes of this Agreement, a Permitted Financing (as defined hereinafter) shall not be considered a Subsequent Financing.  A “Permitted Financing” shall mean (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of this Agreement or issued pursuant to this Agreement (so long as the conversion or exercise price of such securities is not lowered to a price below $.035 per share, and so long as the number of shares of Common Stock underlying such securities is not otherwise increased), (iii) securities issued in connection with bona fide strategic license agreements or other partnering arrangements (whether or not existing as of the date hereof) with a third party (whether or not affiliated with the Company as of the date hereof)  so long as such issuances are not for the sole purpose of raising capital, (iv) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Company’s stock option plans and employee stock purchase plans or non-employee directors stock option or purchase plans, in each case approved by the Company’s Board of Directors; provided that, the aggregate amount of Common Stock and Common Stock underlying options issued pursuant to such plans shall not exceed ten percent (10%) of the total amount of Common Stock then issued and outstanding, and (v) securities issued for services provided to the Company by public or investor relations firms and approved by the Company’s Board of Directors.

Section 3.17

Additional Affirmative Covenants.  The Company hereby covenants and agrees, so long as any of the Securities remains outstanding, as follows:

(a)

Maintenance of Corporate Existence.  The Company shall and shall cause its subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business.

(b)

Maintenance of Office.  The Company will maintain its principal office at the address of the Company set forth in Section 7.4 of this Agreement where notices, presentments and demands in respect of this Agreement and any of the Securities may be made upon the Company, until such time as the Company shall notify the holders of the Securities in writing, at least thirty (30) days prior thereto, of any change of location of such office.

(c)

Maintenance of Properties.  The Company shall and shall cause its Subsidiaries to, keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall and shall its Subsidiaries to at all times comply with each material provision of all leases to which it is a party or under which it occupies property.

(d)

Payment of Taxes.  The Company shall and shall cause its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested timely and in good faith by appropriate proceedings, if the Company or its Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and the failure to pay shall not be prejudicial in any material respect to the holders of the Securities, and provided, further, that the Company or its Subsidiaries will pay or cause to be paid any such tax, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(e)

Payment of Indebtedness.  The Company shall and shall cause its Subsidiaries to pay or cause to be paid all Indebtedness incident to the operations of the Company or its Subsidiaries (including, without limitation, claims or demands of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehousemen and landlords) which, if unpaid might become a lien (except for Permitted Liens (defined below)) upon the assets or property of the Company or its Subsidiaries.

(f)

Maintenance of Insurance.  The Company shall and shall cause its Subsidiaries to, keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Company or its Subsidiaries, in amounts sufficient to prevent the Company and its Subsidiaries from becoming a co-insurer of the property insured; and the Company shall and shall cause its Subsidiaries to maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and business interruption insurance, and product liability insurance as may be required pursuant to any license agreement to which the Company or its Subsidiaries is a party or by which it is bound.

(g)

Notice of Adverse Change.  The Company shall promptly give notice to all holders of any Securities (but in any event within seven (7) days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

(i)

any other event of noncompliance by the Company or its Subsidiaries under this Agreement;

(ii)

the institution or threatening of institution of an action, suit or proceeding against the Company or any Subsidiaries before any court, administrative agency or arbitrator, including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, could materially adversely affect the business, prospects, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole whether or not arising in the ordinary course of business; or

(iii)

any information relating to the Company or any subsidiary which could reasonably be expected to materially and adversely affect (A) the assets, property, business or condition (financial or otherwise) of the Company, to the extent that applicable provisions of the Exchange Act, Securities Act or rules or regulations of a Trading Market would require disclosure of such information, or (B) its ability to perform the terms of this Agreement.

Any notice given under this Section 3.17(g) shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Company has taken and/or proposes to take with respect thereto.

(h)

Compliance With Agreements.  The Company shall and shall cause its Subsidiaries to comply in all material respects, with the terms and conditions of all material agreements, commitments or instruments to which the Company or any of its Subsidiaries is a party or by which it or they may be bound.

(i)

Protection of Licenses, etc.  The Company shall, and shall cause its Subsidiaries to, maintain, defend and protect to the best of their ability licenses and sublicenses (and to the extent the Company or a Subsidiaries is a licensee or sublicensee under any license or sublicense, as permitted by the license or sublicense agreement), trademarks, trade names, service marks, patents and applications therefor and other proprietary information owned or used by it or them and shall keep duplicate copies of any licenses, trademarks, service marks or patents owned or used by it, if any, at a secure place selected by the Company.

(j)

Further Assurances.  From time to time the Company shall execute and deliver to the Purchaser and the Purchaser shall execute and deliver to the Company such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of this Agreement and any of the Securities.

Section 3.18

Additional Negative Covenants.   The Company hereby covenants and agrees, so long as any of the Securities remains outstanding, it will not (and not allow any of its Subsidiaries to), directly or indirectly, without the prior written consent of the Majority Holders, as follows:

(a)

Reclassification.  Effect any reclassification of the Common Stock.

(b)

Liens.  Except as otherwise provided in this Agreement, create, incur, assume or permit to exist any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of the Company or any subsidiary under any conditional sale or other title retention agreement or any capital lease, upon or with respect to any property or asset of the Company or any Subsidiary (each a “Lien” and collectively, “Liens”), except that the foregoing restrictions shall not apply to:

(i)

liens for taxes, assessments and other governmental charges, if payment thereof shall not at the time be required to be made, and provided such reserve as shall be required by generally accepted accounting principles consistently applied shall have been made therefor;

(ii)

liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like liens, incurred in the ordinary course of business for sums not then due or being contested in good faith, if an adverse decision in which contest would not materially affect the business of the Company;

(iii)

liens securing indebtedness of the Company or any subsidiaries which is in an aggregate principal amount not exceeding $500,000 and which liens are subordinate to liens on the same assets held by the Purchaser;

(iv)

statutory liens of landlords, statutory liens of banks and rights of set-off, and other liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts;

(v)

liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(vi)

any attachment or judgment lien not constituting an Event of Default (as that term is defined in prior securities purchase agreements between the parties);

(vii)

easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its subsidiaries;

(viii)

any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

(ix)

liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(x)

any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(xi)

liens securing obligations (other than obligations representing debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its subsidiaries; and

(xii)

the replacement, extension or renewal of any lien permitted by this Section 3.18(b) upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the indebtedness secured thereby.

All of the Foregoing Liens described in subsections (i) – (xii) above shall be referred to as “Permitted Liens”.

(c)

Indebtedness.  Create, incur, assume, suffer, permit to exist, or guarantee, directly or indirectly, any Indebtedness, excluding, however, from the operation of this covenant:

(i)

any Indebtedness or the incurring, creating or assumption of any Indebtedness secured by liens permitted by the provisions of Section 3.18(b) above;

(ii)

the endorsement of instruments for the purpose of deposit or collection in the ordinary course of business;

(iii)

Indebtedness which may, from time to time be incurred or guaranteed by the Company which in the aggregate principal amount does not exceed $500,000 and is subordinate to those certain Debentures previously issued by the Company to Purchaser (“the Notes”);

(iv)

Indebtedness under the Notes or disclosed in the Commission Documents filed prior to the date hereof and otherwise existing on the date hereof;

(v)

Indebtedness relating to contingent obligations of the Company and its Subsidiaries under guaranties in the ordinary course of business of the obligations of suppliers, customers, and licensees of the Company and its Subsidiaries;

(vi)

Indebtedness relating to loans from the Company to its Subsidiaries;

(vii)

Indebtedness relating to capital leases in an amount not to exceed $500,000;

(viii)

accounts or notes payable arising out of the purchase of merchandise or services in the ordinary course of business; or

(ix)

Indebtedness (if any) expressly permitted by, and in accordance with, the terms and conditions of this Agreement.

(d)

Liquidation or Sale.  Sell, transfer, lease or otherwise dispose of 50% or more of its consolidated assets (as shown on the most recent financial statements of the Company or a Subsidiary, as the case may be) in any single transaction or series of related transactions (other than the sale of inventory in the ordinary course of business), or liquidate, dissolve, recapitalize or reorganize in any form of transaction, or acquire all or substantially all of the capital stock or assets of another business or entity to the extent not otherwise permitted by this Agreement.

(e)

Change of Control Transaction.  Enter into a Change in Control Transaction with out the consent of the Majority Holders. For purposes of this Agreement, “Change in Control Transaction” means, except with respect to acquisitions by the Company in the normal course of business, the occurrence of (i) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Purchaser shall not constitute a Change of Control Transaction for purposes hereof), (ii) the merger or consolidation of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity (except in connection with a merger involving the Company solely for the purpose, and with the sole effect, of reorganizing the Company under the laws of another jurisdiction; provided that the certificate of incorporation and bylaws (or similar charter or organizational documents) of the surviving entity are substantively identical to those of the Company and do not otherwise adversely impair the rights of the Purchaser), or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

(f)

Loans and Advances.  Except for loans and advances outstanding as of the Closing Date and for travel and other business expenses advanced to employees in the ordinary course of business, directly or indirectly, make any advance or loan to, or guarantee any obligation of, any Person, except for intercompany loans or advances and those provided for in this Agreement.

(g)

Transactions with Affiliates.

(i)

Make any intercompany transfers of monies or other assets in any single transaction or series of transactions, except as otherwise permitted in this Agreement.

(ii)

Engage in any transaction with any of the officers, directors, employees or affiliates of the Company or of its subsidiaries, except on terms no less favorable to the Company or the subsidiary as could be obtained in an arm’s length transaction, except for employment agreements and other compensation arrangements with employees, service providers and directors made in the ordinary course of the Company’s business.

(iii)

Divert (or permit anyone to divert) any business or opportunity of the Company or subsidiary to any other corporate or business entity.

(h)

Other Business.  Enter into or engage, directly or indirectly, in any business other than the business currently conducted or proposed to be conducted as of the date of this Agreement by the Company or any Subsidiary.

(i)

Investments.  Make any investments in, or purchase any stock, option, warrant, or other security or evidence of Indebtedness of, any Person (exclusive of any subsidiary), other than obligations of the United States Government or certificates of deposit or other instruments maturing within one year from the date of purchase from financial institutions with capital in excess of $50 million; provided that the Company may make investments not to exceed $1,000,000 outside of the foregoing requirements; and further provided that, the Company may acquire or invest in entities that are engaged in businesses substantially related to the businesses operated by the Company as of the date hereof.

(j)

Registration Statements.  Without the consent of the Majority Holders, file any registration statement with the Commission until the earlier of: (i) 60 Trading Days following the date that a registration statement or registration statements registering all the Warrant Shares is declared effective by the Commission; and (ii) the date the Warrant Shares are saleable under Rule 144 under the Securities Act without regard to volume or manner of sale limitations; provided that this Section shall not prohibit the Company from filing a post effective amendment to any registration statement that was declared effective prior to the date hereof or to a registration statement filed with the Commission on Forms S-4 or S-8.

For purposes of this Article III, the term “Subsidiary” shall be deemed to include any subsidiary of the Company acquired or formed after the date hereof.

ARTICLE IV

CONDITIONS

Section 4.1

Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities.  The obligation hereunder of the Company to close and issue and sell the Securities to the Purchaser at each Closing is subject to the satisfaction or waiver, at or before each Closing of the conditions set forth below; provided that those conditions set forth in (d) through (e) below, must be satisfied at or before the initial Closing only.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)

Accuracy of the Purchaser’s Representations and Warranties.  The representations and warranties of the Purchaser shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of each Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(b)

Performance by the Purchaser.  The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to each Closing Date.

(c)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)

Delivery of Purchase Price.  The Company shall have received from the Holdback Account the applicable Release Amount.

(e)

Delivery of Transaction Documents.  The Transaction Documents shall have been duly executed and delivered by the Purchaser to the Company.

Section 4.2

Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the Securities.  The obligation hereunder of the Purchaser to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below; provided that those conditions set forth in (f) through (j) below, must be satisfied at or before the initial Closing only.  These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a)

Accuracy of the Company’s Representations and Warranties.  Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of each Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(b)

Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Closing Date.

(c)

No Suspension, Etc.  Trading in the Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to each Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities.

(d)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)

No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f)

Opinion of Counsel.  The Purchaser shall have received an opinion of counsel to the Company, substantially in the form of Exhibit D hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchaser.

(g)

Secretary’s Certificate.  The Company shall have delivered to the Purchaser a secretary’s certificate, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Certificate, (iii) the Bylaws, each as in effect at such Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(h)

Officer’s Certificate.  On each Closing Date, the Company shall have delivered to the Purchaser a certificate signed by an executive officer on behalf of the Company, dated as of such Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (b)-(e) and (l) of this Section 4.2 as of such Closing Date (provided that, with respect to the matters in paragraphs (d) and (e) of this Section 4.2, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

(i)

Other Agreements.  The Company shall have executed and delivered the Account Control Agreement and the Registration Rights Agreement to the Purchaser.

(j)

Transfer Agent Instructions.  The Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to the Company’s transfer agent.

(k)

Material Adverse Effect.  No Material Adverse Effect shall have occurred at or before such Closing Date.

ARTICLE V

CERTIFICATE LEGEND

Section 5.1

Legend.  The certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES

ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR AMBIENT CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Purchaser or its respective nominee(s), for the Warrant Shares in such amounts as specified from time to time by the Purchaser to the Company upon exercise of the Series G Warrant in the form of Exhibit E attached hereto (the “Irrevocable Transfer Agent Instructions”).  Prior to registration of the Acquired Shares or Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in this Section 5.1. Certificates evidencing the Acquired Shares or Warrant Shares shall not contain any legend (including the legend set forth in Section 5.1 hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of Acquired Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Acquired Shares or Warrant Shares are eligible for sale under Rule 144 without regard to volume or manner of sale limitations, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of a registration statement covering such Acquired Shares or Warrant Shares, if required by the Company’s transfer agent, to effect the removal of the legend hereunder.  If all or any portion of the Series G Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends.  The Company agrees that following the effective date of the registration statement covering Acquired Shares or Warrant Shares or at such time as such legend is no longer required under this Section 5.1, it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Acquired Shares or Warrant Shares issued with a restrictive legend (such date, the “Delivery Date”), deliver or cause to be delivered to the Purchaser a certificate representing such Acquired Shares or Warrant Shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Whenever a certificate representing the Acquired Shares or Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Acquired Shares or Warrant Shares, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Acquired Shares or Warrant Shares to a Purchaser by crediting the account of the Purchaser’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

Section 5.2

Liquidated Damages.  The Company understands that a delay in the delivery of unlegended certificates for the Acquired Shares or Warrant Shares as set forth in Section 5.1 hereof beyond the Delivery Date could result in economic loss to the Purchaser.  If the Company fails to deliver to the Purchaser such shares via DWAC or a certificate or certificates pursuant to this Section hereunder by the second Trading Day following the Delivery Date, the Company shall pay to the Purchaser, in cash, $10,000 per Trading Day for each Trading Day after the Delivery Date until such certificate is delivered (which amount shall be paid as liquidated damages and not as a penalty).  Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

Section 5.3

Sales by Purchaser.  The Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in Section 5.1 is predicated upon the Company’s reliance that the Purchaser will sell any securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

ARTICLE VI

INDEMNIFICATION

Section 6.1

Company Indemnity.  The Company agrees to indemnify and hold harmless the Purchaser (and its respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchaser as a result of (a) any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein as such are incurred, except to the extent that such amounts result from the Purchaser’s failure to perform any covenant or agreement contained in this Agreement or the Purchaser’s illegal or willful misconduct, gross negligence, misrepresentations, recklessness or bad faith (in each case, as determined by a non-appealable judgment to such effect or a judgment not appealed in the requisite time period) in performing its obligations under this Agreement or (b) any action instituted against the Purchaser, or any of its respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).

Section 6.2

Indemnification Procedure.  Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification (“Notice”); provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim.  The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense (but not control) with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.  Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.  Subject to the conditions of this Article VI, the indemnification obligations to defend the indemnified party required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.  No indemnifying party will be liable to the indemnified party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the indemnified party’s breach of any of the representations, warranties or covenants made by such party in this Agreement or in the other Transaction Documents.

ARTICLE VII

MISCELLANEOUS

Section 7.1

Fees and Expenses.  The Company shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement.  The Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses.

Section 7.2

Specific Performance; Consent to Jurisdiction; Venue.

(a)

The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)

The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York.  The Company and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.  The Company agrees to pay all costs and expenses of enforcement of the Transaction Documents, including, without limitation, reasonable attorneys’ fees and expenses.  The parties hereby waive all rights to a trial by jury.

Section 7.3

Entire Agreement; Amendment.  This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchaser.  Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon the Purchaser (and their permitted assigns) and the Company.

Section 7.4

Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company:

Ambient Corporation

7 Wells Avenue

Newton, Massachusetts 02459

Attention: Chief Executive Officer

Tel. No.: (617) 332-0004

Fax No.: (617) 663-6191

with copies (which copies

shall not constitute notice

to the Company) to:

Aboudi & Brounstein Law Offices

3 Gavish Street

Kfar Saba Ind. Zone 44641 Israel

Attention: Mr. David Aboudi

Tel No.: +972-9-764-4833

Fax No.: +972-9-764-4834

If to the Purchaser:

Vicis Capital Master Fund

445 Park Avenue, 16th Floor

New York, NY 10022

Phone:  (212) 909-4600

Fax:  (212) 909-4601

Attn: Shad Stastney

with a copy to:

Andrew D. Ketter, Esq.

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, WI 53202

Phone:  (414) 277-5629

Fax:  (414) 978-8972

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto pursuant to the provisions of this Section 7.4.

Section 7.5

Waivers.  No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6

Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  After each Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.  Subject to Section 5.1 hereof, the Purchaser may assign the Series G Warrant, Warrant Shares, Acquired Shares and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 7.8

No Third Party Beneficiaries.  Except as contemplated by Article VI hereof, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9

Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10

Survival.  The representations and warranties of the Company and the Purchaser shall survive the execution and delivery hereof and the Closing hereunder.

Section 7.11

Counterparts.  This Agreement may be executed in any number of counterparts (including those delivered by facsimile or other electronic means), all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 7.12

Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.13

Further Assurances.  From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

AMBIENT CORPORATION

By:  /s/ John J. Joyce

            Name: John J. Joyce

Title:   Chief Executive Officer

PURCHASER:

VICIS CAPITAL MASTER FUND,

a sub-trust of Vicis Capital Series Master Trust

   By: Vicis Capital LLC

By:  /s/ Shad L. Stastney

Name: Shad L. Stastney

Title:   Partner